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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors,
DRS Technologies, Inc.:

    We consent to the incorporation by reference in the registration statements (No. 333-14487, No. 333-69751 and No. 333-83700) on Form S-8 of DRS
Technologies, Inc. of our report dated May 16, 2002, except for the first paragraph of Note 18 which is as of May 28, 2002, and the second paragraph of
Note 18 which is as of May 29, 2002, relating to the consolidated balance sheets of DRS Technologies, Inc. and subsidiaries as of March 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended March 31, 2002 and the related consolidated financial statement schedule, which report appears in the March 31, 2002 Annual Report on Form 10-K of DRS Technologies, Inc.

    Our report refers to a change in accounting for business combinations and in accounting for goodwill and intangible assets.

                                          /s/ KPMG LLP

Short Hills, New Jersey
June 27, 2002